EXHIBIT 24.1

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Michael P. Oates and Marc M. Mayo, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, any or all amendments (including post-effective amendments) to such Registration Statement and any subsequent registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of February 28, 2013.

/s/ Michael D. Hayford
Michael D. Hayford

/s/ Gary A. Norcross
Gary A. Norcross

/s/ Srikanth Kothur
Srikanth Kothur

/s/ Julie Garr
Julie Garr

/s/ Barbara Akins
Barbara Akins

/s/ Gemel Clark
Gemel Clark

/s/ Kirk T. Larsen
Kirk T. Larsen

/s/ Rachel A. Landrum
Rachel A. Landrum

/s/ Jeffrey J. Erdmann
Jeffrey J. Erdmann

/s/ Nancy J. Langer
Nancy J. Langer

/s/ David B. Fura
David B. Fura

/s/ Christopher A. Clouse
Christopher A. Clouse

/s/ Paul Luc Robert Heyvaert
Paul Luc Robert Heyvaert